International Equity Portfolio

Name of the Underwriters

Goldman Sachs and
Salomon Smith Barney

Name of Issuer

Nippon Telegraph and Telephone Corp.

Title of Security

Common Stock

Date of Secondary Offering

11/8/99

Amount of Total Offering

952,000 shares

Unit Price

JPY 1,666,000

Underwriting Spread or Commission

JPY 27,489 per share

Rating

NA

Maturity Date

NA

Current Yield

NA

Yield to Maturity

NA

Subordination Features

NA

Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

NA

Total Par Value of Bonds Purchased

NA

Dollar Amount of Purchases

USD 47,227

Number of Shares Purchased

3 shares

Years of Continuous Operation

Greater than 3 years

% of offering Purchased by Fund

 .0003%

% of offering Purchased by
Associated Funds

 .0167%

% of Funds Total Assets Applied to Purchase

NA

Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

Salomon Smith Barney, Inc.

Is Goldman, Sachs & Co. a Manager or
Co-Manager of Offering?

Yes


Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs
& Co. ?

No

Have the following conditions been satisfied?

a) The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?

      Yes

b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day of preceding the day on which the rights offering terminated?

     Yes

c)  The underwriting was a firm commitment
     underwriting?

     Yes


COMPARABLE SECURITIES

Name of Underwriters

Daiwa Securities, SB Capital Markets


Name of Issuer

AVEX, Inc.


Title of Security

Common Stock

Date of Secondary Offering

11/30/99

Amount of Total Offering

800,000 shares

Unit Price

JPY 29,106

Underwriting Spread or Commission

JPY 1,309.77 per share


Name of Underwriters

Nomura Securities Co., Ltd.


Name of Issuer

RYOHIN KEIKAKU Co., Ltd.


Title of Security

Common Stock

Date of Secondary Offering

11/25/99

Amount of Total Offering

2,800,000 shares

Unit Price

JPY 22,608

Underwriting Spread or Commission

JPY 1,038.15 per share